Exhibit 32

Certification Furnished

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of First Regional Bancorp (the “Company”) on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009	/s/ H. Anthony Gartshore
H. Anthony Gartshore,
President and Chief Executive Officer

Date: May 15, 2009	/s/ Thomas E. McCullough
Thomas E. McCullough, Corporate Secretary

Date: May 15, 2009	/s/ Elizabeth Thompson
Elizabeth Thompson, Chief Financial Officer